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                                                                    EXHIBIT 21.1

                          infoUSA INC. AND SUBSIDIARIES
                     SUBSIDIARIES AND STATE OF INCORPORATION


infoUSA Marketing, Inc.                                      Delaware
CD ROM Technologies, Inc.                                    Delaware
infoUSA Inc.                                                 Delaware
Walter Karl, Inc.                                            New York
Donnelley Marketing, Inc.                                    Delaware
American Church Lists, Inc.                                  Texas
infoUSA.com Inc.                                             Delaware
Strategic Information Management, Inc.                       Delaware
City Directories, Inc.                                       Delaware
idEXEC, Inc.                                                 Delaware
BJ Hunter Information, Inc.                                  Canada
Business CreditUSA.com, Inc.                                 Delaware
List Bazaar.com, Inc.                                        Delaware
ClickAction, Inc.                                            Delaware
Hill-Donnelly Corporation                                    Delaware
TK Database Concepts, Inc.                                   Canada